Exhibit 99.1

BLUE MARTINI SOFTWARE ANNOUNCES FINANCIAL RESULTS FOR THE

FOURTH QUARTER OF 2003

SAN MATEO, Calif., (January 20, 2004) – Blue Martini Software, Inc. (NASDAQ: BLUE) today reported financial results for the fourth quarter of 2003. License revenues for the fourth quarter of 2003 were $3.0 million, an increase from $1.9 million for the fourth quarter of 2002. License revenues for fiscal year 2003 were $11.5 million, a 94% increase from $5.9 million for fiscal year 2002. Total revenues for the fourth quarter of 2003 were $8.0 million, compared to $8.1 million for the fourth quarter of 2002. Total revenues for fiscal year 2003 were $32.6 million, compared to $33.6 million for fiscal year 2002.

Blue Martini Software reported net loss for the fourth quarter of 2003 of $2.9 million, or $0.26 per share, an improvement over net loss of $10.5 million, or $1.00 per share, for the fourth quarter of 2002. Net loss for fiscal year 2003 was $17.6 million, an improvement from $58.9 million for fiscal year 2002.

Blue Martini Software had cash, cash equivalents and short-term investments totaling $46.2 million or $4.00 per share outstanding at December 31, 2003. The decrease in cash balances of $3.5 million in the quarter is an improvement over the decrease of $10.5 million in the year-ago quarter.

For additional information on Blue Martini Software’s reported results, see the accompanying financial tables.

In the fourth quarter of 2003, Blue Martini added six new customers including Texwood, Jo-Ann Stores, Computacenter and Galleries Lafayette.

“I am pleased with the license revenue growth trend we established during the year but disappointed with our fourth quarter performance,” said Monte Zweben, Chairman and CEO, Blue Martini Software. “Our focus remains on continuously improving our execution and results.”

The Company today announced the elimination of the COO position held by Bob Cell. The responsibilities formerly held by Cell will revert to Chairman and CEO Monte Zweben. “Bob has made terrific contributions in several roles during his tenure here, and we are indebted to him,” said Monte Zweben, Chairman and CEO, Blue Martini Software. “However, going forward, we need a flatter organizational structure. We appreciate Bob’s years of dedication, and wish him the best in his future endeavors.”

Blue Martini Software’s fourth-quarter financial results will be discussed Tuesday, January 20, 2004 at 4:30 pm ET (1:30 pm PT) and available by calling (303) 262-2130 at least 5 minutes prior to the start time, or by logging in to the investor relations section at www.bluemartini.com. A replay of the call will be available via telephone through February 3, 2004 by dialing (303) 590-3000, passcode #566135. A replay of the web cast will be available for at least three months at the investor relations section at www.bluemartini.com.

About Blue Martini Software: Blue Martini provides software that fundamentally improves the way companies sell and market. Our Intelligent Selling Systems incorporate the expertise of a company’s top sales and marketing people into applications that slash the cost of sales and marketing while simultaneously increasing revenues. Blue Martini applications help direct salespeople, channel salespeople and retail salespeople sell. They also help end customers serve themselves. For example, direct and indirect sales teams use Blue Martini applications to perform needs analysis, quote a solution, and deliver a customer-ready proposal without requiring large teams of experts. Retail sales and marketing personnel use Blue Martini applications to proactively contact customers to increase store traffic. Customers help themselves using Blue Martini web applications, both online and in stores. Companies implement Blue Martini Intelligent Selling Systems in as little as thirty days, and achieve full ROI in as little as ninety days. Leading retailers including Carrefour, Debenhams, Kohl’s, Menards and Saks Fifth Avenue, and leading manufacturers DuPont, Lanier, Panasonic and Rhodia have selected our Intelligent Selling Systems to gain competitive advantage and fundamentally improve how they sell. With worldwide headquarters in San Mateo, California, Blue Martini Software can be reached at 650-356-4000 or www.bluemartini.com.

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Note to editors: “Blue Martini” and “Blue Martini Software” are trademarks of Blue Martini Software, 2600 Campus Drive, San Mateo, CA 94403. Other product and company names mentioned in this news release may be the trademarks of their respective owners and are mentioned for identification purposes only.

This news release regarding Blue Martini Software’s fourth-quarter 2003 financial results includes forward-looking statements based on current expectations that involve risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. Such factors include, but are not limited to: risks associated with the development, licensing, and deployment of software generally, including potential delays and technical difficulties; competition and technological changes and developments; financial and other impacts of staffing reductions and other cost control measures; and economic, political and other uncertainties. Details on these risks are set forth in Blue Martini Software’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”). These filings are available on a website maintained by the SEC at www.sec.gov. Blue Martini Software assumes no obligation to update the information in this news release.

Contacts:

Investors:

Tracy Vernali, Blue Martini Software, 650-356-7638, ir@bluemartini.com

Brandi Piacente, Financial Relations Board, 415-248-3430, bpiacente@financialrelationsboard.com

Media:

Carolyn Adams, Schwartz Communications, 415-512-0770, bluemartini@schwartz-pr.com

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FINANCIAL TABLES FOLLOW

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BLUE MARTINI SOFTWARE, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Revenues:
License	$3,010	$1,888	$11,479	$5,915
Service	5,001	6,172	21,116	27,708

Total revenues	8,011	8,060	32,595	33,623
Cost of revenues:
License	495	321	1,607	3,812
Service	3,145	4,446	14,294	20,164

Total cost of revenues	3,640	4,767	15,901	23,976

Gross profit	4,371	3,293	16,694	9,647

Operating expenses:
Sales and marketing	5,175	4,861	19,399	26,920
Research and development	2,719	2,682	10,264	13,380
General and administrative	1,681	2,038	7,018	7,590
Amortization of deferred stock compensation	—	(417)	1,336	(794)
Impairment of long-lived assets and goodwill	—	(107)	(673)	16,678
In-process research and development	—	—	—	800
Benefit from expiration of an employee compensation obligation	(2,059)	—	(2,059)	—
Restructuring charges	—	5,130	180	6,363

Total operating expenses	7,516	14,187	35,465	70,937
Loss from operations	(3,145)	(10,894)	(18,771)	(61,290)
Interest income and other, net	205	424	1,184	2,438

Net loss	$(2,940)	$(10,470)	$(17,587)	$(58,852)

Basic and diluted net loss per common share	$(0.26)	$(1.00)	$(1.61)	$(5.80)

Shares used in computing basic and diluted net loss per common share	11,490	10,450	10,950	10,140

BLUE MARTINI SOFTWARE, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

ASSETS	December 31, 2003	December 31, 2002
Current assets:
Cash, cash equivalents and short-term investments	$46,188	$60,750
Accounts receivable, net	3,787	5,766
Prepaid expenses and other current assets	1,334	1,575

Total current assets	51,309	68,091
Property and equipment, net	469	599
Intangible and other assets, net	302	902

Total assets	$52,080	$69,592

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$891	$706
Accrued employee compensation	2,951	5,603
Accrued restructuring charges	794	1,045
Other current liabilities	4,216	5,396
Deferred revenues	4,872	3,306

Total current liabilities	13,724	16,056
Accrued restructuring charges, less current portion	1,637	2,431

Total liabilities	15,361	18,487
Stockholders’ equity:
Common stock and additional paid-in-capital (11,542 and 10,564 shares outstanding in 2003 and 2002, respectively)	258,155	255,301
Deferred stock compensation	—	(1,311)
Accumulated other comprehensive income	(850)	114
Accumulated deficit	(220,586)	(202,999)

Total stockholders’ equity	36,719	51,105

Total liabilities and stockholders’ equity	$52,080	$69,592